UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2016

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act.

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2016, Advaxis, Inc. (“Advaxis” or the “Company”) entered into a global agreement (the “Agreement”) with Amgen Inc. (“Amgen”) for the development and commercialization of Advaxis’ ADXS-NEO, a novel, preclinical investigational immunotherapy, using the Company’s proprietary Listeria monocytogenes attenuated bacterial vector which activates a patient’s immune system to respond against unique mutations, or neoepitopes, contained in and identified from an individual patient’s tumor. Under the terms of the Agreement, Amgen receives an exclusive worldwide license to develop and commercialize ADXS-NEO. Amgen will make an upfront payment to Advaxis of $40 million and purchase $25 million of Advaxis common stock. Advaxis and Amgen will collaborate through a joint steering committee for the development and commercialization of ADXS-NEO. Under the Agreement, Amgen will fund the clinical development and commercialization of ADXS-NEO and Advaxis will retain manufacturing responsibilities. Advaxis will also receive development, regulatory and sales milestone payments of up to $475 million and a high single digit to mid-double digit royalty payments based on worldwide sales.

In connection with the Agreement, Amgen is purchasing directly from Advaxis 3,047,446 shares of the Company’s Common Stock, $.001 par value per share (the “Shares”), at approximately $8.20 per share (representing a purchase at market using a 20 day VWAP methodology). The gross proceeds to Advaxis from the sale of the shares is $25 million.

Item 8.01. Other Events.

On August 2, 2016, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is being filed as Exhibit 99.1 and is incorporated in this Item by reference.

On August 1, 2016, the Company entered into a securities purchase agreement with Amgen (“SPA”). Pursuant to the SPA, the Company agreed to sell Amgen, and Amgen agreed to purchase from the Company, a total of 3,047,446 shares. A copy of the SPA is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The sale of the Shares will close on August 1, 2016. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to a Registration Statement (No. 333-203497) on Form S-3 and filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the SPA and opinion by reference into such Registration Statements.

The estimated expenses incurred by the Company in connection with its issuance and distribution of the shares of common stock are set forth in the following table:

SEC Registration Fee	$2,517.50
Legal Fees and Expenses	35,000.00
Total	$37,517.50

Item 9.01 Financial Statements And Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Securities Purchase Agreement, dated as of August 1, 2016, between Advaxis, Inc. and Amgen Inc.

99.1	Press Release dated August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: August 2, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Securities Purchase Agreement, dated as of August 1, 2016, between Advaxis, Inc. and Amgen Inc.

99.1	Press Release dated August 2, 2016.